Exhibit 99.3

May 29th, 2024

URGENT

Re: Your investment in: MIND Technology, Inc.

Dear Preferred Stockholder,

Alliance Advisors has been engaged by MIND Technology, Inc. to contact you regarding an important matter pertaining to your investment in MIND Technology, Inc. and the companies upcoming Special Meeting for preferred stockholders which is to be held on June 13th, 2024.

Please vote your shares of stock now so that your vote can be counted without delay. Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded:

■	VOTE BY TOUCH-TONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card. Follow the instructions on your proxy card to cast your vote.

■	VOTE VIA THE INTERNET: You may cast your vote by logging onto the website identified on the enclosed proxy card and following the instructions on the screen.

■	VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating, and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

If you have any questions or require further assistance in voting your shares please contact our proxy solicitor Alliance Advisors at 833-795-8497 or email MIND@AllianceAdvisors.com.

Thank you in advance for your assistance with this matter.

Sincerely,

Gina Balderas

Operations Manager